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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934


                         RELIANCE GROUP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                    13-3082071
(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)


                       Park Avenue Plaza
                       55 East 52nd Street
                       New York, New York               10055
         (Address of principal executive offices)    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------
Common Stock, $.10 par value                 The New York Stock Exchange
                                             The Pacific Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
                                                                 333-65777,
                                                                 333-65779
                                                                 and 333-65791

Securities to be registered pursuant to Section 12(g) of the Act:      None.


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Item 1.   Description of Registrant's Securities to be Registered.

         (a) Capital Stock. The 19,850,000 shares of Common stock, par value $.10 per share (the "Common Stock"), registered herein consists of 7,500,000 shares subject to issuance in connection with the Registrant's Reliance Group Holdings, Inc. 1997 Stock Option Plan, 12,000,000 shares subject to issuance in connection with the Registrant's Reliance Group Holdings, Inc. 1998 Stock Option Plan and 350,000 shares subject to issuance in connection with the Registrant's Reliance Group Holdings, Inc. 1998 Stock Option Plan for Non-Employee Directors. The description of the Common Stock under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (File No. 33-67376) is incorporated herein by reference.


Item 2.   Exhibits.

         The Common Stock is to be registered on exchanges which currently list securities of the Registrant. Accordingly, the following exhibits are to be filed with each copy of the Registration Statement filed with the Securities and Exchange Commission or with the exchanges on which the Common Stock is to be registered, subject to Rule 12b-32 regarding incorporation of exhibits by reference.


Exhibit No.    Item
-----------    ----

3.1 The Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Registrant's Registration No.
               2-77043).

3.2 Amendment to Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on July 22, 1986 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 33-7493).

3.3 The Registrant's By-Laws, as amended (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991).

3.4 Amendment to Exhibit 3.3, as filed with the Secretary of State of the State of Delaware on May 27, 1993 (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement No. 33-67376).

3.5 Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 33-53246).

                                       2

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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         RELIANCE GROUP HOLDINGS, INC.



Date:    October 19, 1998                By:  /s/ Albert A. Benchimol
                                              -------------------------------
                                              Name: Albert A. Benchimol
                                              Title: Senior Vice President--
                                                     Treasurer



                                      3

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                                 Exhibit Index
                                 -------------




Exhibit No.  Item                                                         Page
-----------  ----                                                         ----

3.1 The Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to Registration No. 2-77043).

3.2          Amendment to Exhibit 3.1 (incorporated by reference to
             Exhibit 3.2 to Registration Statement No. 33-7493).

3.3 The Registrant's By-Laws, as amended (incorporated by reference to Exhibit 3.3 to the Registrant's Annual
             Report on Form 10-K for the year ended December 31,
             1991).

3.4 Amendment to Exhibit 3.4, as filed with the Secretary of the State of Delaware on May 27, 1993 (incorporated by reference to Exhibit 4.5 to Registration Statement No. 33-67476).

3.5 Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 33-53246).